For period ending July 31, 2006		UBS PACE Select Advisors Trust

File number 811-8764	Exhibit 77Q1




A. A copy of the Investment Management and Administration Agreement
dated April 1, 2006 between the Advisor and the Registrant and the Sub-Advisory Agreements dated April 1, 2006 between the Advisor and each Sub-Advisor on behalf of UBS PACE Select Advisors Trust: UBS
PACE Government Securities Fixed Income Investments; UBS PACE Intermediate Fixed Income Investments; UBS PACE Strategic Fixed
Income Investments; UBS PACE Municipal Fixed Income Investments,
UBS PACE Global Fixed Income Investments, UBS PACE Large Co Value
Equity Investments; UBS PACE Large Co Growth Equity Investments; UBS
PACE Small/Medium Co Value Equity Investments; UBS PACE Small/Medium
Co Growth Equity Investments; UBS PACE International Equity
Investments; UBS PACE International Emerging Markets Equity
Investments; UBS PACE High Yield Investments and UBS PACE
Alternative Strategies Investments were filed with the Securities and Exchange Commission as exhibits to a filing on Form N-1A on
April 3, 2006 and are hereby incorporated by reference in response to this sub-item.  (Post-Effective Amendment No. 22;
Exhibits 99.(4) (a), (b), (c), (d), (e), (f), (g), (h), (i),
(j), (k), (l), (m), (n), (o), (p), (q), (r), (s), (t), (u),
(v), (w), (x) (y) (x) and (aa);
Accession Number:  0001047469-06-004472;
File Nos. 033-87254 and 811-8764).
_________________________________________________________________________

B. UBS PACE Small/Medium Co Growth Equity Investments
A new Sub-Advisory Agreement was entered into with ForstmannLeff
LLC as a result of a change in control. A copy of the Sub-Advisory Agreement is attached below.

SUB-ADVISORY AGREEMENT

	Agreement made as of April 28, 2006 between UBS GLOBAL
ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a
Delaware corporation, and FORSTMANNLEFF LLC (SubAdviser), a
Delaware limited liability company (the Agreement).
RECITALS
(1) UBS Global Americas has entered into a Management Agreement dated April 1, 2006 (Management Agreement), with UBS PACE Select
Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended
(1940 Act), with respect to UBS PACE Small/Medium Co Growth Equity Investments (Portfolio); and
(2) UBS Global Americas is authorized to retain one or more
sub-advisers to furnish certain investment advisory services to
UBS Global Americas and the Portfolio; and
(3) UBS Global Americas desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global Americas and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and
(4) The Sub-Adviser is willing to furnish such services;
	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:
1. Appointment.  UBS Global Americas hereby appoints the
Sub Adviser as an investment subadviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement.
The SubAdviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.
2. Duties as Sub Adviser.
(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The SubAdviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment.  The Sub Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment.
The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code).  The SubAdviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).
	(b)	The Sub-Adviser agrees that it will not consult with any
other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.
(c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.
(d) The SubAdviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the Sub Adviser may, in its discretion, use brokers that provide the SubAdviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the SubAdviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub
Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the SubAdviser or its affiliates. Whenever the SubAdviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS
Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.
Subject to the Sub-Advisers obligations to seek best execution, UBS Global Americas agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements
(including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of
Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global Americas, the Portfolio or the Trust.

       UBS Global Americas further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions
(the Cross Transactions) on behalf of the Portfolio and the Trust.
Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global Americas, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.
(e) The SubAdviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9)
and (10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the SubAdviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global
Americas with such periodic and special reports as the Board or UBS
Global Americas reasonably may request. In compliance with the requirements of Rule 31a3 under the 1940 Act, the Sub Adviser hereby.
agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.
(f) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub Adviser will provide the Board and UBS
Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.
(g) In accordance with procedures adopted by the Board, as amended from time to time, the SubAdviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.
3. Further Duties. In all matters relating to the performance of this Agreement, the Sub Adviser will seek to act in conformity with the Trusts Trust Instrument, By Laws and Registration Statement and with the written instructions and written directions of the Board and UBS
Global Americas; and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the SubAdviser copies of the Trusts Trust Instrument, ByLaws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc.).
4. Expenses. During the term of this Agreement, the Sub Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.
5. Compensation.
(a) For the services provided and the expenses assumed by the Sub Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub Adviser a fee, computed daily and payable monthly, at an annual rate of 0.45% up to $100 million and 0.40% on assets in excess of $100 million of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.
(b) The fee shall be accrued daily and payable monthly to the Sub Adviser on or before the last business day of the next succeeding calendar month.
(c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.
6. Limitation Of Liability.
(a) The Sub Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
(b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other
Sub-Adviser to the Trust or Portfolio.
In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.
Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.
7. Representations of Sub Adviser. The Sub Adviser represents, warrants and agrees as follows:
(a) The Sub Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global Americas of the occurrence of any event that would disqualify the Sub Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
(b) The Sub Adviser has adopted a written code of ethics complying with the requirements of Rule 17j1 under the 1940 Act and will provide
UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the SubAdviser shall certify to UBS Global Americas that the SubAdviser has complied with the requirements of Rule 17j1 during the previous year and that there has been no material violation of the SubAdvisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global
Americas, the Sub Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub Adviser pursuant to Rule 17j-1.
(c) The Sub Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global
Americas at least annually.
(d) The Sub Adviser will notify UBS Global Americas of any change of control of the SubAdviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the SubAdviser, in each case prior to or promptly after such change.
(e) UBS Global Americas and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.
8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
9. Duration and Termination.
(a) This Agreement shall become effective upon the consummation of the anticipated transaction involving a change in control of the Sub-Advisor resulting in the automatic termination of the prior agreement between the parties hereto, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.
(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.
(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the SubAdviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas:
(i) upon 120 days written notice to the SubAdviser; (ii) upon material breach by the SubAdviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the SubAdviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the SubAdviser or other circumstances that could adversely affect the Portfolio. The Sub
Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas. This
Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.
10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).
11. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.
12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
This Agreement may be signed in counterpart.
13. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global
Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global
Americas will be sent to the attention of:  General Counsel, UBS Global
 Asset Management (Americas) Inc., 51 West 52nd Street, New York, NY 10019.
 All notices provided to the Sub-Adviser will be sent to the attention of: Chief Operating Officer, ForstmannLeff LLC, 590 Madison Avenue,
New York, NY  10022 (fax 212-407-9444).
	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.




Attest:
UBS GLOBAL ASSET
MANAGEMENT (AMERICAS) INC.
51 West 52nd Street
New York, NY 10019
By:	/s/ Eric Sanders		_____
	Name: Eric Sanders
	Title:    Director & Associate GC
By:	___/s/ Keith A. Weller
            Name:  Keith A. Weller
	Title:    Executive Director & Sr. Assoc GC


Attest:

FORSTMANNLEFF LLC
590 Madison Avenue
New York, NY  10022
By:	_/s/ Kristen Mariani_____________
	Name: Kristen Mariani_
	Title:   Chief Compliance Officer
By:	/s/_Mark D. Bergen___
	Name:  Mark D. Bergen
	Title:    CCO / CFO________________________________________________________

C. UBS PACE Small/Medium Co Value Equity Investments
A new Sub-Advisory Agreement was entered into with Metropolitan West Capital Management, LLC as a result of a change in control. A copy of the Sub-Advisory Agreement is attached below.


SUB-ADVISORY AGREEMENT

	Agreement made as of May 30, 2006 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas),
 a Delaware corporation, and METROPOLITAN WEST CAPITAL MANAGEMENT,
LLC (SubAdviser), a California limited liability company (the Agreement).
RECITALS
(1)UBS Global Americas has entered into a Management Agreement dated April 1, 2006 (Management Agreement), with UBS PACE Select
Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended
(1940 Act), with respect to UBS PACE Small/Medium Co Value Equity
Investments (Portfolio).
(2) UBS Global Americas desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global Americas and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and
(3) The Sub-Adviser is willing to furnish such services
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:
1 Appointment. UBS Global Americas hereby appoints the SubAdviser as an investment subadviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The
 SubAdviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.
2. Duties as SubAdviser.
(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the SubAdviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The SubAdviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The SubAdviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The SubAdviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).
(b)The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including(i)the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii)transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.
(c) The Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers
Act), and that shall be acceptable to the Board. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.
(d) The Sub Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio or Segment, the SubAdviser may, in its discretion, use brokers that provide the Sub Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub Adviser or its affiliates. Whenever the Sub Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.
Subject to the Sub-Advisers obligations to seek best
..execution, UBS Global Americas agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements
(including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of
Section 11(a)(1)(H) of the Securities Exchange Act of 1934. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global Americas, the Portfolio or the Trust.

UBS Global Americas further authorizes the Sub-Adviser and its
Affiliated Broker-Dealers to execute agency cross transactions
(the Cross Transactions) on behalf of the Portfolio and the Trust.
Cross Transactions are transactions which may be effected by the
Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global Americas, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities.
(e) The Sub Adviser will maintain all books and records required to be maintained pursuant to Rule 31a-1(b)(2)(ii), (3), (5), (6), (7), (9) and
(10) under the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub Adviser on behalf of the Portfolio or Segment, and will furnish the Board and UBS Global Americas with such periodic and special reports as the Board or UBS Global Americas reasonably may request.
In compliance with the requirements of Rule 31a3 under the 1940 Act, the
Sub Adviser hereby agrees that all records which it maintains for the Portfolio or Segment are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a 2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by
Rule 31a1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio or Segment upon request by the Trust.
(f) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub Adviser will provide the Board and UBS Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.
(g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable
efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub Adviser for each portfolio security for which the
custodian does not obtain prices in the ordinary course of business from an automated pricing service.
3. Further Duties. In all matters relating to the performance of this Agreement, the Sub Adviser will seek to act in conformity with the Trusts
Trust Instrument, By Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas;
and will comply with the requirements of the 1940 Act, and the Advisers
Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub Adviser copies of the Trusts Trust Instrument, By Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS Financial Services Inc.).
4. Expenses.  During the term of this Agreement, the Sub Adviser will bear all expenses incurred by it in connection with its services under this Agreement.
The Sub Adviser shall not be responsible for any expenses
incurred by the Trust, the Portfolio or UBS Global Americas.
5. Compensation.
(a) For the services provided and the expenses assumed by the Sub Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub Adviser a fee, computed daily and payable monthly, at an annual rate of 0.40% of the average daily net assets of the Portfolio or
Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.
(b) The fee shall be accrued daily and payable monthly to the Sub Adviser on or before the last business day of the next succeeding calendar month.
	(c)	If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.
7. Limitation Of Liability.
(a) The Sub Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement
relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
(b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio.
	In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.
Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.
	7.	Representations of Sub Adviser.
The Sub Adviser represents,
warrants and agrees as follows:
(a) The Sub Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self regulatory agency, necessary to be met in order to perform the services contemplated by this
Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS
Global Americas
of the occurrence of any event that would disqualify the Sub Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
(b) The Sub Adviser has adopted a written code of ethics complying with the requirements of Rule 17j1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub Adviser shall certify to UBS Global Americas that the Sub Adviser has complied with the requirements of Rule 17j1 during the previous year and that there has been no material violation of the Sub Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global Americas, the Sub Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub Advisers code of ethics.
(c) The Sub Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission
(SEC), and promptly will furnish a copy of all amendments to UBS Global
Americas at least annually.
(d) The Sub Adviser will notify UBS Global Americas of any change of control of the Sub Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub Adviser, in each case prior to or promptly after such change.
(e) UBS Global Americas and the Sub-Adviser agree that neither of them nor any of their affiliates, will in any way refer directly or indirectly to their relationship with one another or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the other, which consent will be promptly provided and not unreasonably withheld.
8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.
Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
9. Duration and Termination.
(a) This Agreement shall become effective upon the consummation of the anticipated transaction involving a change in control of the Sub-Advisor resulting in the automatic termination of the prior agreement between the parties hereto, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.
(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.
(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas:
(i) upon 120 days written notice to the Sub Adviser; (ii) upon material breach by the Sub Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global Americas, the Sub Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub Adviser or other circumstances that could adversely affect the Portfolio. The Sub Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas. This
Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.
10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities
(except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).
11. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.
12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
This Agreement may be signed in counterpart.
13. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein).
All notices provided to UBS Global Americas will be sent to the attention of: General Counsel, UBS Global Asset Management (Americas) Inc.,
51 West 52nd Street, New York, NY 10019. All notices provided to the Sub-Adviser will be sent to the attention of: Mr. Gary W. Lisenbee, President, Metropolitan West Capital Management, LLC, 610 Newport Center
Drive, Suite 1000, Newport Beach, CA 92660 (fax:  949-718-9122).

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.




Attest:
UBS GLOBAL ASSET
MANAGEMENT (AMERICAS) INC.
51 West 52nd Street
New York, NY  10019
By:	/s/ Eric Sanders	______
Name:  Eric Sanders
Title:    Director & Assoc. Gen
Counsel By:	___/s/ Keith A. Weller
Name:  Keith A. Weller
Title:    Executive Director & Sr.
         Assoc.  Gen. Counsel



Attest:
METROPOLITAN WEST CAPITAL MANAGEMENT, LLC
610 Newport Center Drive
Suite 1000
Newport Beach, CA 92660

By:	___/s/ Leslie Haugen______
	Name:  Leslie Haugen
	Title:   Executive Assistant
By:
_/s/  Gary W. Lisenbee___________
	Name:  Gary W. Lisenbee
	Title:     President
______________________________________________________________________________

D. UBS PACE Large Co Value Equity Investments
A new Sub-Advisory Agreement was entered into with Institutional
Capital, LLC as a result of a change in control. A copy of the Sub-Advisory Agreement is attached below.

SUB-ADVISORY AGREEMENT
Agreement made as of June 30, 2006 between UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation, and INSTITUTIONAL CAPITAL LLC (Sub-Adviser), a Delaware LLC (the Agreement). RECITALS.
(1) UBS Global Americas has entered into a Management Agreement dated
April 1, 2006 (Management Agreement) with UBS PACE Select Advisors
Trust (formerly known as Managed Accounts Services Portfolio Trust
(Trust)), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE LARGE CO VALUE EQUITY INVESTMENTS (Portfolio);
and
(2) UBS Global Americas desires to allocate the portfolio investments of the Portfolio between Segments, and to retain the Sub-Adviser to furnish certain investment advisory services with respect to one segment (Segment) of the investments of the Portfolio; and
(3) The Sub-Adviser is willing to furnish such services;
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, UBS Global Americas and the Sub-Adviser agree as follows:
1. Appointment. UBS Global Americas hereby appoints the Sub-Adviser as an investment sub-adviser with respect to one Segment of the Portfolios investments for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.
2. Duties as Sub-Adviser.
(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global Americas, and any written guidelines adopted by the Board or UBS Global Americas, the Sub-Adviser will provide a continuous investment program with respect to its Segment of the Portfolios investments, including investment research and discretionary management to all securities and investments a nd cash equivalents in the Portfolio allocated by UBS Global Americas to the Sub-Advisers Segment of the Portfolios investments.
The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio in its Segment of the Portfolios investments. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions with respect its Segment of the Portfolio. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Sub-Advisers Segment of the Portfolio. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under S ubchapter M of the Internal Revenue Code, as amended (Code). The
Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Portfolios Prospectus and in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement).
(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.
(c) The Sub-Adviser agrees that, in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The
Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates.
Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global Americas recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio.
(d) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio, and will furnish the Board and UBS Global
Americas with such periodic and special reports as the Board or UBS
Global Americas reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.
(e) At such times as shall be reasonably requested by the Board or UBS Global Americas, the Sub-Adviser will provide the Board and UBS
Global Americas with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Sub-Advisers Segment of the Portfolios investments and make available to the Board and UBS Global Americas any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.
(f) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Sub-Advisers Segment of the Portfolio and will use its reasonable efforts to arrange for the provision of a price(s) from a party(ies) independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.
3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and UBS Global Americas; and will comply with the requirements of the 1940 Act, and the Investment Advisers Act of 1940, as amended
(Advisers Act), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global Americas agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and UBS Global Americas, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global Americas (other than UBS
Financial Services Inc.).
4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global Americas.
5. Compensation.
(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global Americas, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.30% of the Portfolios average daily net assets allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. Under this fee agreement, the Sub-Adviser will receive fees based on the value of portfolio assets under its management as these assets have been allocated to it by UBS Global Americas.
(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.
(c) For those periods in which UBS Global Americas has agreed to waive all or a portion of its management fee, UBS Global Americas may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.
(d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.
6. Limitation Of Liability.
(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global Americas in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
(b) In no event will the Sub-Adviser have any responsibility for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or Portfolio.
The Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code.
Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.
7. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:
(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global
Americas of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide UBS Global Americas and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to UBS Global Americas that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global Americas, the Sub-Adviser shall permit UBS Global Americas, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Advisers code of ethics.
(c) The Sub-Adviser has provided UBS Global Americas with a copy of its Form ADV, as most recently filed with the Securities and Exchange Commission (SEC), and promptly will furnish a copy of all amendments to UBS Global Americas at least annually.
(d) The Sub-Adviser shall provide notice to UBS Global Americas within a reasonable time after being informed or learning of the death or withdrawal of any if its partners, upon the admission of any new partners or upon any other change in its membership.
(e) The Sub-Adviser will notify UBS Global Americas of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.
(f) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global
Americas or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global Americas.
8. Representation of UBS Global Americas. UBS Global Americas represents that (i) the Trust was duly organized as a Delaware business trust under the laws of Delaware, (ii) the appointment of the Sub-Adviser has been duly authorized and (iii) the Trust has acted and will continue to act in conformity with the 1940 Act and other applicable laws.
      9. Services Not Exclusive.  The services furnished by the
Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
10. Duration and Termination.
(a) This Agreement shall become effective upon the consummation of the anticipated transaction involving a change in control of the Sub-Advisor resulting in the automatic termination of the prior agreement between the parties hereto, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global Americas has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.
(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date.
Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.
(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global Americas: (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global
Americas, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio.
The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global Americas. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.
      11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).
      12. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.
13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.
14. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global Americas upon receipt of the same at their respective addresses set forth below.
All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global Americas will be sent to the attention of its General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Pamela H. Conroy, Compliance Officer.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.



Attest:
UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.
51 West 52nd Street
New York, NY 10019
By:  	/s/ Eric Sanders__________By: 	/s/ Keith A. Weller
Name:  Eric Sanders
	Name:  Keith A. Weller
	Title: 	Director & Assoc. Gen
                       Counsel	Title:  Executive Director & Sr.
                      Gen Counsel



Attest:INSTITUTIONAL CAPITAL LLC
225 West Wacker
Suite 2400
Chicago, Illinois  60606
By:  	/s/ Thomas R. Wenzel
By:  ___/s/ Pamela H. Conroy_____________
Name: Thomas R. Wenzel
Name: Pamela H. Conroy
Title:	Executive Vice President
	Title:    Executive Vice President



E. UBS PACE Select Advisors Trust
A revised Investment Management and Administration Agreement was entered into between the Advisor and the Registrant. A copy of the Investment Management and Administration Agreement is attached below.

INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENT
THIS AGREEMENT made as of April 1, 2006 and amended as of August 1, 2006 between UBS PACE SELECT ADVISORS TRUST, a Delaware statutory trust (Trust), and UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC. (UBS Global Americas), a Delaware corporation registered as an investment adviser under the Investment
Advisers Act of 1940, as amended (Advisers Act).
WHEREAS, the Trust is registered under the Investment
Company Act of 1940, as amended (1940 Act), as an open-end management investment company, and intends to offer for public sale distinct series of shares of beneficial interest (each a Portfolio); and WHEREAS, the Trust desires to retain UBS Global Americas as investment manager and administrator to furnish certain administrative, investment advisory and management services to the Trust and each Portfolio as now exists and as hereafter may be established, and UBS Global Americas is willing to furnish such services; and WHEREAS, the Trust desires and intends to have one or more investment advisers (Sub-Advisers) provide investment advisory and portfolio management services with respect to the Portfolios other than any Portfolios managed by UBS Global Americas;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints UBS Global Americas as investment manager and administrator of the Trust and each Portfolio for the period and on the terms set forth in this Agreement. UBS Global Americas accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
2. Duties as Investment Manager for UBS PACE Money Market Investments.
            (a) Subject to the supervision of the Trusts
Board of Trustees (Board), UBS Global Americas will provide a continuous investment program for UBS PACE Money
Market Investments, including investment research and management.
UBS Global Americas will determine from time to time what securities and other investments will be purchased, retained or sold by UBS PACE Money Market Investments. UBS Global Americas will be responsible for placing purchase and sell orders for investments and for other related transactions. UBS Global Americas will provide services under this Agreement in accordance with UBS PACE
Money Market Investments investment objective, policies and restrictions as stated in the Trusts Registration Statement as it applies to UBS PACE Money Market Investments.
(b) UBS Global Americas agrees that in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution. In no instance will portfolio securities be purchased from or sold to UBS Global Americas or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. UBS
Global Americas may aggregate sales and purchase orders of the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by UBS Global
Americas or its affiliates. Whenever UBS Global Americas simultaneously places orders to purchase or sell the same security on behalf of UBS PACE Money Market Investments and one or more other accounts advised by UBS Global Americas, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for UBS
PACE Money Market Investments.
(c) UBS Global Americas will maintain all books and records required to be maintained by UBS Global Americas pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of UBS
PACE Money Market Investments, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, UBS Global Americas hereby agrees that all records which it maintains for the Trust and UBS PACE Money Market Investments are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.
(d) At such times as shall be reasonably requested by the Board, UBS Global Americas will provide the Board with economic and investment analyses and reports as well as quarterly reports setting forth the performance of UBS PACE Money Market Investments and make available to the Board any economic, statistical and investment services normally available to institutional or other customers of UBS Global Americas.
(e) In accordance with procedures adopted by the Board, as amended from time to time, UBS Global Americas is responsible for assisting in the fair valuation of all portfolio securities and will arrange for the provision of a price(s) from a party(ies) independent of UBS Global Americas for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.
3. Duties as Investment Manager to Other PACE Portfolios;
Appointment of Sub-Advisers.
(a) Subject to the supervision and direction of the Board, UBS
Global Americas will provide to the Trust investment management evaluation services principally by performing initial reviews of prospective Sub-Advisers for each Portfolio other than UBS PACE
Money Market Investments and supervising and monitoring performance of the Sub-Advisers thereafter. UBS Global Americas agrees to report to the Trust results of its evaluation, supervision and monitoring functions and to keep certain books and records of the Trust in connection therewith. UBS Global Americas further agrees to communicate performance expectations and evaluations to the Sub-Advisers, and to recommend to the Trust whether agreements with Sub-Advisers should be renewed, modified or terminated.
(b) UBS Global Americas is responsible for informing the Sub-Advisers of the investment objective(s), policies and restrictions of the Portfolio(s) for which the Sub-Adviser is responsible, for informing or ascertaining that it is aware of other legal and regulatory responsibilities applicable to the Sub-Adviser with respect to the Portfolio(s) for which the Sub-Adviser is responsible, and for monitoring the Sub-Advisers discharge of their duties; but UBS Global Americas is not responsible for the specific actions (or inactions) of a Sub-Adviser in the performance of the duties assigned to it.
(c) With respect to each Portfolio other than UBS PACE
Money Market Investments, UBS Global Americas shall enter into an agreement (Sub-Advisory Agreement) with a Sub-Adviser in substantially the form attached hereto as Exhibit I.
(d) UBS Global Americas shall be responsible for the fees payable to and shall pay the Sub-Adviser of each Portfolio the fee as specified in the Sub-Advisory Agreement relating thereto.
4. Duties as Administrator. UBS Global Americas will administer the affairs of the Trust and each Portfolio subject to the supervision of the Board and the following understandings:
(a) UBS Global Americas will supervise all aspects of the operations of the Trust and each Portfolio, including oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust and each Portfolio.
(b) UBS Global Americas shall provide the Trust and each Portfolio with such corporate, administrative and clerical personnel (including officers of the Trust) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of certain books and records of the Trust and each Portfolio.
(c) UBS Global Americas will arrange, but not pay, for the periodic updating, filing and dissemination (as applicable) of the Trusts Registration Statement, proxy material, tax returns and required reports to each Portfolios shareholders and the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.
(d) UBS Global Americas will provide the Trust and each Portfolio with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.
(e) UBS Global Americas will provide the Board, on a regular basis, with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of UBS Global
Americas.
      5. Further Duties. In all matters relating to the performance of this Agreement, UBS Global Americas will act in conformity with the Trusts Trust Instrument, By-Laws and the currently effective registration statement under the 1940 Act and any amendments or supplements thereto (Registration Statement) and with the instructions and directions of the Board, and will comply with the requirements of the 1940 Act, the Advisers Act, and the rules under each, Subchapter M of the Internal Revenue
Code as applicable to regulated investment companies, and all other applicable federal and state laws and regulations.
6. Services Not Exclusive.  The services furnished by UBS
Global Americas hereunder are not to be deemed exclusive and UBS Global Americas shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of UBS
Global Americas who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
7. Expenses.
(a) During the term of this Agreement, each Portfolio will bear all expenses not specifically assumed by UBS Global
Americas incurred in its operations and the offering of its shares.
(b) Expenses borne by each Portfolio will include but will not be limited to the following (or each Portfolios proportionate share of the following): (i) the cost
(including brokerage commissions) of securities purchased or sold by the Portfolio and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Portfolio by UBS Global Americas under this Agreement; (iii) expenses of organizing the Trust and each Portfolio; (iv) filing fees and expenses relating to the registrations and qualification of the Portfolios shares and the Trust under federal and/or state securities laws and maintaining such registration and qualifications; (v) fees and salaries payable to the Trusts Trustees and officers who are not interested persons of the Trust; (vi) all expenses incurred in connection with the Trustees services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or the Portfolio for violation of any law; (x) legal, accounting and auditing expenses, including legal fees of special counsel for those Trustees of the Trust who are not interested persons of the Trust;
(xi) charges of custodians, transfer agents and other agents; (xii) costs of preparing share certificates;
(xiii) expenses of setting in type and printing prospectuses and supplements thereto, statement of additional information and supplements thereto, reports and proxy materials for existing shareholders and costs of mailing such materials to existing shareholders; (xiv) any extraordinary expenses
(including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, agents and shareholders) incurred by the Trust or the Portfolio; (xv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvi) cost of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xvii) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; and (xviii) costs of mailing, stationery and communications equipment.
(c) The Trust or the Portfolio may pay directly any expenses incurred by it in its normal operations; and, if any such payment is consented to by UBS Global Americas and acknowledged as otherwise payable by UBS Global Americas pursuant to this Agreement, the Portfolio may reduce the fee payable to UBS Global Americas pursuant to Paragraph 8 thereof by such amount. To the extent that such deductions exceed the fee payable to UBS Global Americas on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.
(d) UBS Global Americas will assume the cost of any compensation for services provided to the Trust received by the officers of the Trust and by those Trustees who are interested persons of the Trust.
(e) The payment or assumption by UBS Global Americas of any expenses of the Trust or a Portfolio that UBS Global
Americas is not required by this Agreement to pay or assume shall not obligate UBS Global Americas to pay or assume the same or any similar expense of the Trust or a Portfolio on any subsequent occasion.
8. Compensation.
(a) For the administrative services provided to each Portfolio, the Portfolio will pay to UBS Global Americas a fee, computed daily and paid monthly, at an annual rate of 0.20% of each Portfolios average daily net assets.
(b) For investment management services provided pursuant to this Agreement, each Portfolio of the Trust shall pay to UBS Global Americas a fee, computed daily and paid monthly on the first business day of the next succeeding calendar month, at the annual percentage rate of each such Portfolios average daily net assets as set forth in Schedule
I to this Agreement.
(c) For the services provided and the expenses assumed pursuant to this Agreement with respect to any Portfolio hereafter established, such Portfolio will pay to UBS Global Americas from the assets of the Portfolio a fee in the amount to be agreed upon in a written fee agreement (Fee Agreement) executed by the Trust on behalf of the Portfolio and by UBS Global Americas. All such Fee Agreements shall provide that they are subject to all terms and conditions of this Agreement.
(d) The fee shall be computed daily and paid monthly to UBS Global Americas on the first business day of the next succeeding calendar month.
(e) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.
9. Limitation of Liability of UBS Global Americas.  UBS
Global Americas, its officers, directors, employees and delegates, including any Sub-Adviser or the Trust, shall n ot be liable for any error of judgment or mistake of law or for any loss suffered by any Portfolio, the Trust or any of its shareholders, in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it or on the part of its officers, directors, employees or delegates of their obligations and duties under this Agreement.
Any person, even though also an officer, director, employee, or agent of UBS Global Americas who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to any Portfolio or the Trust or acting with respect to any business of such Portfolio or the Trust, to be rendering such service to or acting solely for the Portfolio or the Trust and as an officer, director, employee, or agent or one under the control or direction of UBS Global
Americas even though paid by it.
10. Limitation of Liability of the Trustees and Shareholders of the Trust. The Trustees of the Trust and the shareholders of any Portfolio shall not be liable for any obligations of any Portfolio or the Trust under this Agreement, and UBS Global Americas agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such Trustees or shareholders.
11. Duration and Termination.
(a) As to any Portfolio, this Agreement shall become effective upon the date the Portfolio commences investment operations provided that, with respect to any Portfolio, this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Portfolios outstanding voting securities.
(b) Unless sooner terminated as provided herein, this Agreement shall continue automatically for successive annual periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Portfolio, by vote of a majority of the outstanding voting securities of such Portfolio.
(c) Notwithstanding the foregoing, with respect to any Portfolio this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on sixty days written notice to UBS Global Americas and may be terminated by UBS
Global Americas at any time, without the payment of any penalty, on sixty days written notice to the Trust.
Termination of this Agreement with respect to any given
Portfolio shall in no way affect the continued validity of this Agreement or performance thereunder with respect to any other Portfolio. This Agreement will automatically terminate in the event of its assignment.
12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement as to any given
Portfolio shall be effective until approved by vote of a majority of such Portfolios outstanding voting securities.
13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.
14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker,investment adviser,national securities exchange,net assets, prospectus, sale, sell and security shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange
 Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF; the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.





Attest: /s/ Joanne M. Kilkeary______
Name: Joanne M. Kilkeary
Title:   VP & Asst. Treasurer
UBS PACE SELECT ADVISORS TRUST


By: 	/s/ Thomas Disbrow
Name:  Thomas Disbrow
Title:    VP & Treasurer



Attest: 	/s/ Eric Sanders
Name:  Eric Sanders
Title:    Director & Assoc. Gen. Counsel
UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

By: 	/s/ Keith A. Weller
Name:  Keith A. Weller
Title:    Executive Director & Sr. Assoc. Gen.
              Counsel
Schedule I
Advisory Fee
UBS PACE Money Market Investments   0.15%
UBS PACE Government
Securities Fixed Income Investments
Assets Under Management $0 - $250 million
Fee 0.50%
On the next $ 250 million - $500 million
0.45%
On the next $500 million - $750 million
0.425%
On the next $750 million - $1 billion
0.40%
Above $1 billion
0.375%
UBS PACE Intermediate Fixed Income Investments
Assets Under Management
$0 - $250 million
Fee 0.40%
On the next $ 250 million - $500 million
0.35%
On the next $500 million - $750 million
0.325%
On the next $750 million - $1 billion
0.30%
Above $1 billion
0.275%
UBS PACE Strategic Fixed Income Investments
Assets Under Management
$0 - $250 million
Fee 0.50%
On the next $ 250 million - $500 million
0.45%
On the next $500 million - $750 million
0.425%
On the next $750 million - $1 billion
0.40%
Above $1 billion
0.375%
UBS PACE Municipal Fixed Income Investments
Assets Under Management
$0 - $250 million
Fee
0.40%
On the next $ 250 million - $500 million
0.35%
On the next $500 million - $750 million
0.325%
On the next $750 million - $1 billion
0.30%
Above $1 billion
0.275%
UBS PACE Global Fixed Income Investments
Assets Under Management
$0 - $500 million
Fee
0.60%
On the next $500 million - $1 billion
0.575%
Above $ 1 billion
0.55%
UBS PACE Large Co Value Equity Investments
0.60%
UBS PACE Large Co Growth Equity Investments
Assets Under Management
$0 - $500 million
Fee
0.60%
On the next $ 500 million - $1 billion
0.575%
On the next $1 billion - $2 billion0.55%
Above $ 2 billion
0.525%
UBS PACE Small/Medium Co Value Equity Investments
Assets Under Management
$0 - $ 750 million
Fee
0.60%
Above $ 750 million
0.575%
UBS PACE Small/Medium Co Growth Equity Investments
Assets Under Management
$0 - $ 750 million
Fee
0.60%
Above $ 750 million
0.575%
UBS PACE International Equity Investments
Assets Under Management
$0 - $500 million
Fee
0.70%
On the next $ 500 million - $1 billion
0.675%
On the next $1 billion -- $2 billion
0.65%

Above $ 2 billion
0.625%
UBS PACE International Emerging Markets Equity Investments
Assets Under Management
$0 - $500 million
Fee
0.90%
On the next $ 500 million - $1 billion
0.875%
On the next $1 billion - $2 billion
0.85%
Above $ 2 billion
0.825%
UBS PACE High Yield Investments
Assets Under Management
$0 - $500 million
Fee
0.60%
On the next $500 million - $1 billion
0.55%
On the next $1 billion - $1.5 billion
0.525%
On the next $1.5 billion - $2 billion
0.500%
Above $2 billion
0.475%
UBS PACE Alternative Strategies Investments
Assets Under Management
$0 - $500 million
Fee
1.200%
On the next $500 million - $1 billion
1.150%
On the next $1 billion - $1.5 billion
1.100%
On the next $1.5 billion - $2 billion
1.075%
Above $2 billion
1.050%







12384686.4.BUSINESS 9/29/2006 6:10 PM

12384686.4.BUSINESS 9/29/2006 6:10 PM